UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2023, Ashland Inc. (“Ashland”) and CVG Capital III LLC , a bankruptcy-remote special purpose entity and a subsidiary of Ashland Inc. (the “SPE”) entered into the Third Amendment (the “Third Amendment”) to the Receivables Purchase Agreement dated as of March 17, 2021 (the “RPA”) by and among Ashland, as initial servicer, Ashland Specialty Ingredients G.P., a Delaware general partnership (“ASI”), the SPE, PNC Bank, National Association (“PNC”), as administrative agent, PNC Capital Markets LLC, as structuring agent, and certain other persons from time to time named as parties thereto as purchasers, group agents, LC banks and LC participants.

Pursuant to the Third Amendment, the accounts receivable securitization facility under the RPA will be in an amount of up to $115 million between April and October of each year, and up to $100 million at all other times. The investments by PNC and Fifth Third Bank, National Association (collectively, the “Purchasers”) under the RPA shall accrue a yield at a fluctuating rate that is either the applicable commercial paper rate (as defined in the RPA) for conduit lenders issuing notes or, for investments funded other than through the issuance of notes, at the applicable Term SOFR Rate or Daily 1M SOFR plus the SOFR Adjustment (each as defined in the RPA), in each case subject to a floor of zero percent. The scheduled termination date for the RPA was extended from May 31, 2023, to April 14, 2025.

Also on April 14, 2023, Ashland, ASI and the SPE entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Purchase and Sale Agreement (the “PSA”) dated March 17, 2021. Pursuant to the Second Amendment, Ashland was released as an originator under the PSA.

The foregoing summary of the Third Amendment and the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the (1) Third Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the RPA which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on March 18, 2021 and (2) the Second Amendment which is filed to this Current Report as Exhibit 10.2 and the PSA which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 18, 2021, all of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in and incorporated into Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1

Third Amendment to the Receivables Purchase Agreement dated as of April 14, 2023, by and among CVG Capital III LLC as the Seller, PNC Bank National association as the Administrative Agent and Ashland Inc. as the Servicer, (pursuant to Item 601(b)(10) exhibits and schedules have been omitted; exhibits and schedules will be supplementally provided to the SEC upon request).

10.2

Second Amendment to the Second Amended and Restated Purchase and Sale Agreement dated as of April 14, 2023, by and among Ashland Inc. as Exiting Originator and Servicer, Ashland Specialty Ingredients G.P. as remaining originator and CVG Capital III as the Buyer, (pursuant to Item 601(b)(10) exhibits and schedules have been omitted; exhibits and schedules will be supplementally provided to the SEC upon request).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	April 20, 2023	By:	/s/ Yvonne Winkler von Mohrenfels
Yvonne Winkler von Mohrenfels General Counsel and Secretary